Exhibit 5.1

10250 Constellation Blvd., Suite 1100 Los Angeles, California 90067 Tel: +1.424.653.5500 Fax: +1.424.653.5501 www.lw.com
FIRM / AFFILIATE OFFICES
April 28, 2022	Austin Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New York Orange county Paris Riyadh San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tel Aviv Tokyo Washington, D.C.

Houlihan Lokey, Inc.

10250 Constellation Blvd., 5th Floor

Los Angeles, CA 90067

Re:

Registration Statement on Form S-8 with respect to 10,000,000 shares of Class A common stock, par value $0.001 per share, and 10,000,000 Shares of Class B common stock, par value $0.001 per share, of Houlihan Lokey, Inc.

To the addressees set forth above:

We have acted as special counsel to Houlihan Lokey, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of (i) up to 10,000,000 shares of Class A common stock of the Company, par value $0.001 per share (the “Class A Common Stock”), and (ii) up to 10,000,000 shares of Class B common stock of the Company, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Shares”), which may be issued pursuant to the Company’s Amended and Restated 2016 Incentive Award Plan (the “2016 Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or prospectuses forming a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only as to the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and we express no opinion with respect to any other laws.

April 28, 2022

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the 2016 Plan, assuming in each case that the individual issuances, grants or awards under the 2016 Plan are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the 2016 Plan (and the agreements duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and such Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP